Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of the Registrant

Subsidiaries	Place of Incorporation
First High-School BVI	BVI
First High-School HK	Hong Kong
Yunnan Century Long-Spring Technology Co., Ltd.	PRC
Yunnan Long-Spring Logistics Service Co., Ltd.	PRC

Consolidated Variable Interest Entities	Place of Incorporation
Long-Spring Education Holding Group Limited	PRC
Beijing Hengyue Education Technology Co., Ltd.	PRC
Beijing Hualing International Human Resources Co., Ltd	PRC
Ordos Hengyue Education Technology Co., Ltd.	PRC
Ordos Hengshui Experimental High School	PRC
Yunnan Zhongchuang Education Tutorial School	PRC
Kunming Xishan Long-Spring Experimental Secondary School	PRC
Kunming Chenggong Long-Spring Experimental Secondary School	PRC
Yunnan Hengshui Experimental Secondary School—Xishan School	PRC
Yiliang Long-Spring Experimental Secondary SchoolYunnan	PRC
Yunnan Long-Spring Foreign Language Secondary School Dianchi Resort District School	PRC
Qujing Hengshui Experimental Secondary School	PRC
Yunnan Yuxi Hengshui Experimental High School	PRC
Kunming Guandu Hengshizhong Education Training School Co., Ltd.	PRC
Xinping Long-Spring Advanced Secondary School Co., Ltd.	PRC
Shanxi Long-Spring Enterprise Management Co., Ltd.	PRC
Datong Hengshi Gaokao Tutorial School	PRC
Xishuangbanna Long-Spring Experimental Secondary School Co., Ltd.	PRC
Guizhou Long-Spring Century Technology Co., Ltd.	PRC
Guizhou Hengshizhong Technology Co., Ltd.	PRC
Yunnan Lihua Education Technology Co., Ltd.	PRC
Zhenxiong Bainian Long-Spring Technology Co., Ltd.	PRC
Zhenxiong Long-Spring Advanced Secondary School	PRC
Qiubei Long-Spring Experimental Secondary School	PRC
Wenshan Long-Spring Experimental Secondary School	PRC
Mengla Long-Spring Experimental Secondary School	PRC
Kunming Chenggong Times Giant Tutorial School Co., Ltd.	PRC
Beijing Yigao Education Technology Co., Ltd.	PRC
Zhengzhou Hengshi Hengzhong Education Technology Co., Ltd.	PRC
Shenyang Century Long-Spring Technology Co., Ltd.	PRC
Xiamen Hengshi Education Technology Co., Ltd.	PRC
Shenzhen Hengshi Education Technology Co., Ltd.	PRC
Chongqing Hengshi Education Technology Co., Ltd.	PRC
Sichuan Century Long-Spring Technology Co., Ltd.	PRC
Mengzi Bainian Long-Spring Education Technology Co., Ltd.	PRC
Panzhihua Bainian Long-Spring Education Technology Co., Ltd.	PRC
Yunnan Hengshun Property Service Co., Ltd.	PRC
Zunyi Hengshi Education Technology Co., Ltd.	PRC
Yunnan Long-Spring Education Holding Group Hengshui Experimental Middle School Management Co., Ltd	PRC
Shaanxi Century Changshui Education Technology Co., Ltd.	PRC
Shaanxi Hengshi Hengzhong Education Technology Co., Ltd.	PRC
Beijing Long-Spring Weilaijia Education Technology Co., Ltd.	PRC
Kunming Long-Spring Weilaijia Education Technology Co., Ltd.	PRC